Exhibit 3.51

Industry Canada

Certificate of Incorporation

Canada Business Corporations Act

CASCADES TRANSPORT INC.	419144-7
Name of corporation	Corporation number

I hereby certify that the above-named corporation, the articles of incorporation of which are attached, was incorporated under the Canada Business Corporations Act.

September 19, 2003
Director
Date of Incorporation

Canada Business Corporations Act	FORM 1 ARTICLES OF INCORPORATION (SECTION 6)

1 – Name of the Corporation

CASCADES TRANSPORT INC.

2 – The province or territory in Canada where the registered office is situated

Province de Québec

3 – The classes and any maximum number of shares that the corporation is authorized to issue
Voir l’annexe <A> laquelle fait partie intégrante des présentes

4 – Restrictions, if any, on share transfers
Voir l’annexe <B> laquelle fait partie intégrante des présentes

5 – Number (or minimum and maximum number) of directors
Minimum 1 Maximum 10

6 – Restrictions, if any, on the business the corporation may carry on

S/O

7 – Other provisions, if any
Voir l’annexe     laquelle fait partie intégrante des présentes

8 – Incorporators

Name(s)	Address (including postal code)	Signature
Alain Lemaire	396 rue Marie Victorin Kingsey Falls, Qc J0A 1B0	/s/ Alain Lemaire

FOR DEPARTMENTAL USE ONLY Corporation No. 4191447		Filed Sep 19 2003

IC3419 (2001/11)	Canada

SCHEDULE A

pertaining to

SHARE CAPITAL

The unlimited share capital of the Corporation shall consist of nine (9) classes of shares to which shall attach the following rights, some of which may be exercised according to the procedure which follows:

PART I — RIGHTS ATTACHING TO SHARES

A)                                   CLASS ”A” COMMON SHARES:  The number of Class ”A” shares shall be unlimited and the consideration, added to the stated capital account maintained for these shares, shall also be unlimited; the following rights, privileges, restrictions and conditions shall attach thereto:

(1)                                 Dividends and share in profits and remaining property.  Holders of Class ”A” shares, at par with holders of Class ”B” shares and proportionally to the number of shares held by each, shall be entitled, subject to the rights and privileges attaching to other classes of shares, to:

(a)                                  share in the property, profits and surplus assets of the Corporation, and, in this respect, to receive any dividend declared by the Corporation, the amount of which as well as the date, the time and the terms or manner of payment of which shall be left to the entire discretion of the Board of Directors; and

(b)                                 receive the remaining property of the Corporation upon dissolution, upon voluntary or involuntary winding-up or liquidation or upon any other distribution of the property or assets of the Corporation.

(2)                                 Limitation.  In addition to the conditions set out in section 42 and in subsections 34(2) and 35(3) of the Canada Business Corporations Act respectively, the Corporation may neither pay any dividend with respect to the Class ”A” shares nor make any payment to purchase or otherwise acquire any of these shares by mutual agreement if, as a consequence thereof, the realizable value of the net assets of the Corporation would be insufficient to redeem all the shares of Class ”E”, “F” and “G”.

(3)                                 Right to vote.  Holders of Class ”A” shares shall be entitled to receive notice of any meeting of the shareholders of the Corporation, to attend such meeting and to vote thereat; except at meetings where the right to vote is restricted to the holders of another class of shares, and each Class ”A” share shall confer unto each holder thereof one (1) vote.

B)                                   CLASS ”B” COMMON SHARES:  The number of Class ”B” shares shall be unlimited and the consideration, added to the stated capital account maintained for these shares, shall also be unlimited; the following rights, privileges, restrictions and conditions shall attach thereto:

(1)                                 Dividends and share in profits and remaining property.  Holders of Class ”B” shares, at par with holders of Class ”A” shares and proportionally to the number of shares held by each, shall be entitled, subject to the rights and privileges attaching to other classes of shares, to:

(a)                                  share in the property, profits and surplus assets of the Corporation, and, in this respect, to receive any dividend declared by the Corporation, the amount of which as well as the date, the time and the terms or manner of payment of which shall be left to the entire discretion of the Board of Directors; and

(b)                                 receive the remaining property of the Corporation upon dissolution, upon voluntary or involuntary winding-up or liquidation or upon any other distribution of the property or assets of the Corporation.

(2)                                 Limitation.  In addition to the condition set out in section 42 and in subsections 34(2) and 35(3) of the Canada Business Corporations Act respectively, the Corporation may neither pay any dividend with respect to the Class ”B” shares nor make any payment to purchase or otherwise acquire any of these shares by mutual agreement if, as a consequence thereof, the realizable value of the net assets of the Corporation would be insufficient to redeem all the shares of Class ”E”, “F” and “G”.

(3)                                 Right to vote.  Holders of Class ”B” shares shall be entitled to receive notice of any meeting of the shareholders of the Corporation, to attend such meeting and to vote thereat, except at meetings where the right to vote is restricted to the holders of another class of shares, and each Class ”B” share shall confer unto each holder thereof one (1) vote.

(4)                                 Right to exchange shares.  Each holder of Class ”B” shares, at any time and in his or her discretion, with respect to all or part of his or her shares, and upon written notice, shall be entitled to exchange his or her shares for Class ”E” shares according to the procedure outlined in section (A) of Part II below.

(a)                                  Terms of exchange

The exchange shall take place in accordance with the following:  the rate of exchange shall be one (1) Class ”E” share for each Class ”B” share which shall be exchanged; in accordance with the provisions of the Canada Business Corporations Act, the Class ”B” shares so exchanged shall be automatically cancelled and shall automatically become Class ”E” shares at the date of their exchange and the Corporation shall amend accordingly the stated capital accounts maintained for the shares of Class ”B” and “E”.

(b)                                 Determination of the fair market value of the exchanged shares

At the time of the exchange of the Class ”B” shares for Class ”E” shares, the Corporation and each holder of Class ”B” shares exchanging his or her shares, by way of a method deemed to be fair and reasonable, shall determine jointly and in good faith, the fair market value of the Class ”B” shares.

C)                                   CLASS ”C” PREFERRED SHARES:  The number of Class ”C” shares shall be unlimited and the consideration, added to the stated capital account maintained for these shares, shall also be unlimited; the following rights, privileges, restrictions and conditions shall attach thereto:

(1)                                 No right to dividends or to share in profits.  Holders of Class ”C” shares shall not share in the property, in the profits or in the surplus assets of the Corporation and, in this respect, shall not be entitled to any dividend declared by the Corporation.

(2)                                 Repayment.  If, for any reason, and, in particular, in the event of a dissolution or of a voluntary or involuntary winding-up or liquidation, there is a distribution, in whole or in part, of the property or assets of the Corporation to the holders of its shares, each holder of Class ”C” shares shall be entitled, prior to the holders of the shares of all other classes, to repayment of the amount added, in respect of these shares, to the stated capital account maintained for the Class ”C” shares.

Insufficient assets

If the assets of the Corporation are insufficient in order to pay to the holders of Class ”C” shares the entire amount to which they are entitled in accordance with the above, such assets shall be divided proportionally among them according to the number of Class ”C” shares which they hold.

(3)                                 Right to vote.  Holders of Class ”C” shares shall be entitled to receive notice of any meeting of the shareholders of the Corporation, to attend such meeting and to vote thereat, except at meetings where the right to vote is restricted to the holders of another class of shares, and each Class ”C” share shall confer unto each holder thereof one (1) vote.

(4)                                 Automatic redemption of shares upon death of the holder.  Subject to the provisions of subsection 36(2) of the Canada Business Corporations Act, the Corporation shall automatically redeem all Class ”C” shares held by a shareholder at the time of his or her death, upon receipt of the certificate or certificates representing the shares which are to be automatically redeemed, in accordance with the procedure outlined in section (B) of Part II below.  The redemption price shall be equal to the amount added, in respect of these shares, to the stated capital account maintained for these shares being automatically redeemed.  The automatic redemption shall apply as well to shares held, on behalf of the deceased shareholder, by a trustee, by an agent or bailee or by a mandatary-depositary, to the extent that the deceased is the shareholder and not the trustee, the agent or bailee or the mandatary depositary.

(5)                                 Right to purchase shares by mutual agreement.  Subject to the provisions of subsections 34(2) and 35(3) of the Canada Business Corporations Act, the Corporation,

at any time, if it deems it advisable to do so, without notice and without regard to the other classes of shares, may purchased or otherwise acquire by mutual agreement and at the best possible price, all or part of the issued and outstanding Class ”C” shares.

D)                                   CLASS ”D” PREFERRED SHARES:  The number of Class ”D” shares shall be unlimited and the consideration, added to the stated capital account maintained for these shares, shall also be unlimited; the following rights, privileges, restrictions and conditions shall attach thereto:

(1)                                 Dividends.  When the Corporation shall declare dividends, each holder of Class ”D” shares shall be entitled to receive, to the extent of the dividends declared, prior to the holders of all other classes, and from the funds declared for the payment of dividends, a maximum annual, preferential and non-cumulative dividend based on the prime lending rate of the banking or financial institution of the Corporation at the date of declaration of the dividend, less one per cent (1%), as applied to the amount added, in respect of these shares, to the stated capital account maintained for the Class ”D” shares.  It shall be incumbent on the directors to determine the date, the time and the terms or manner of payment thereof.

(2)                                 Repayment.  If, for any reason, and, in particular, in the event of a dissolution or of a voluntary or involuntary winding-up or liquidation, there is a distribution, in whole or in part, of the property or assets of the Corporation to the holders of its shares, each holder of Class ”D” shares shall be entitled, prior to the holders of Class ”A”, “B”, “E”, “F”, “G”, “H” and “I” shares, but subsequent to the holders of Class ”C” shares, to repayment of the amount added, in respect of these shares, to the stated capital account maintained for the Class ”D” shares, to which amount shall be added, as the case may be, the amount of any declared but unpaid dividends with respect to the Class ”D” shares.

Insufficient assets

If the assets of the Corporation are insufficient in order to pay to the holders of Class ”D” shares the entire amount to which they are entitled in accordance with the above, such assets shall be divided proportionally among them according to the number of Class ”D” shares which they hold.

(3)                                 No right to additional share in profits.  Class ”D” shares shall not to confer any other right to share in the property, in the profits or in the surplus assets of the Corporation.

(4)                                 Right to vote.  Holders of Class ”D” shares shall be entitled to receive notice of any meeting of the shareholders of the Corporation, to attend such meeting and to vote thereat, except at meetings where the right to vote is restricted to the holders of another class of shares, and each Class ”D” share shall confer unto each holder thereof one (1) vote.

(5)                                 Holder’s right to retract shares.  Subject to the provisions of subsection 36(2) of the Canada Business Corporations Act, each holder of Class ”D” shares, at any time and in his or her discretion, shall be entitled, upon written notice, to retract, and to require the Corporation to redeem, all or part of his or her shares, at a price equal to the amount added, in respect of these shares, to the stated capital account maintained for the Class ”D” shares, to which amount shall be added, as the case may be, the amount of any declared but unpaid dividends with respect to the Class ”D” shares.  The retraction shall follow the procedure outlined in section (C) of Part II below.

(6)                                 Right to purchase shares by mutual agreement.  Subject to the provisions of subsections 34(2) and 35(3) of the Canada Business Corporations Act, the Corporation, at any time, if it deems it advisable to do so, without notice and without regard to the other classes of shares, may purchase or otherwise acquire by mutual agreement and at the best possible price, all or part of the issued and outstanding Class ”D” shares.

E)                                     CLASS ”E” PREFERRED SHARES:  The number of Class ”E” shares shall be unlimited and the consideration, added to the stated capital account maintained for these shares, shall also be unlimited; the following rights, privileges, restrictions and conditions shall attach thereto:

(1)                                 Dividends.  When the Corporation shall declare dividends, each holder of Class ”E” shares shall be entitled to receive, to the extent of the dividends declared, prior to the holders of Class ”A”, “B”, “F”, “G”, “H” and “I” shares, but subsequent to the holders of Class ”D” shares, and from the funds declared for the payment of dividends, a maximum monthly, preferential and non-cumulative dividend of one per cent (1%) per month, computed on the basis of the “retraction value” of the Class ”E” shares, as defined in subsection (5) below.  It shall be incumbent on the directors to determine the date, the time and the terms or manner of payment thereof.

(2)                                 Repayment.  If, for any reason, and, in particular, in the event of a dissolution or of a voluntary or involuntary winding-up or liquidation, there is a distribution, in whole or in part, of the property or assets of the Corporation to the holders of its shares, each holder of Class ”E” shares shall be entitled, prior to the holders of Class ”A”, “B”, “F”, “G”, “H” and “I” shares, but subsequent to the holders of Class ”C” and “D” shares, to payment of the “retraction value” of the Class ”E” shares, as defined in subsection (5) below, to which value shall be added, as the case may be, the amount of any declared but unpaid dividends with respect to the Class ”E” shares.

Insufficient assets

If the assets of the Corporation are insufficient in order to pay to the holders of Class ”E” shares the entire amount to which they are entitled in accordance with the above, such assets shall be divided proportionally among them according to the number of Class ”E” shares which they hold.

(3)                                 No right to additional share in profits.  Class ”E” shares shall not confer any other right to share in the property, in the profits or in the surplus assets of the Corporation.

(4)                                 No right to vote.  Subject to the provisions of the Canada Business Corporations Act, holders of Class ”E” shares shall not be entitled, in that capacity alone, to vote at meetings of the shareholders of the Corporation, to attend same or to receive notice thereof.

(5)                                 Holder’s right to retract shares.  Subject to the provisions of subsection 36(2) of the Canada Business Corporations Act, each holder of Class ”E” shares, at any time and in his or her discretion, shall be entitled, upon written notice, to retract, and to require the Corporation to redeem, all or part of his or her shares, at a price equal to their “retraction value”, to which value shall be added, as the case may be, the amount of any declared but unpaid dividends with respect to the Class ”E” shares.  The retraction shall follow the procedure outlined in section (C) of Part II below.

(a)                                  Retraction value

The “retraction value” shall be the amount added, in respect of these shares, to the stated capital account maintained for the Class ”E” shares, to which amount shall be added a premium equal to the amount by which the fair market value of the Class ”B” shares, at the time of their exchange for Class ”E” shares, shall exceed the amount added, in respect of these shares, to the stated capital account maintained for the Class ”E” shares.

(b)                                 Fair market value of shares exchanged

When the retraction applies in respect of all or part of the Class ”E” shares which have been issued as consideration for the exchange of the Class ”B” shares and when the determination of the value of the above-mentioned premium must be made, the Corporation and each holder of Class ”E” shares whose shares are being retracted shall rely on the fair market value of the Class ”B” shares, as determined in accordance with paragraph (4)(b) of Class ”B” of Part I above, at the time of their exchange for Class ”E” shares.

(c)                                  Adjustment of the premium in the event of a challenge by the Revenue Department

In the event of a disagreement by the Department of National Revenue or by the “Ministère du Revenue du Québec”, or by both, as to the determination of the fair market value of the Class ”B” shares at the time of their exchange for Class ”E” shares, the applicable departmental determination shall prevail.  The amount of the premium in respect of the retraction of the re-evaluated shares shall be adjusted accordingly, provided the Department in question shall afford the Corporation and each holder of Class ”E” shares (formerly holder of Class ”B” shares), or, in the event of a retraction of all the shares, the Corporation and each former holder of Class ”E” shares, the opportunity of challenging the departmental determination before the Department or before the courts.  Where the federal determination differs from the provincial determination, the lesser of the determinations made according to an uncontested assessment or to a final court decision, as the case may be, shall be retained.

(6)                                 Right to purchase shares by mutual agreement.  Subject to the provisions of subsections 34(2) and 35(3) of the Canada Business Corporations Act, the Corporation, at any time, if it deems it advisable to do so, without notice and without regard to the other classes of shares, may purchase or otherwise acquire by mutual agreement and at the best possible price, all or part of the issued and outstanding Class ”E” shares.  However, this purchase price in no way shall exceed the retraction value referred to in subsection (5) above or the realizable value of the net assets of the Corporation.

F)                                     CLASS ”F” PREFERRED SHARES:  The number of Class ”F” shares shall be unlimited and the consideration, added to the stated capital account maintained for these shares, shall also be unlimited; the following rights, privileges, restrictions and conditions shall attach thereto:

(1)                                 Dividends.  When the Corporation shall declare dividends, each holder of Class ”F” shares shall be entitled to receive, to the extent of the dividends declared, prior to the holders of Class ”A”, “B”, “G”, “H” and “I” shares, but subsequent to the holders of Class ”D” and “E” shares, and from the funds declared for the payment of dividends, a maximum monthly, preferential and non-cumulative dividend of one per cent (1%) per month, computed on the basis of the “retraction value” of the Class ”F” shares, as defined in subsection (5) below.  It shall be incumbent on the directors to determine the date, the time and the terms or manner of payment thereof.

(2)                                 Repayment.  If, for any reason and, in particular, in the event of a dissolution or of a voluntary or involuntary winding-up or liquidation, there is a distribution, in whole or in part, of the property or assets of the Corporation to the holders of its shares, each holder of Class ”F” shares shall be entitled, prior to the holders of Class ”A”, “B”, “G”, “H” and “I” shares, but subsequent to the holders of Class ”C”, “D” and “E” shares, to payment of the “retraction value” with respect to the Class ”F” shares, as defined in subsection (5) below, to which value shall be added, as the case may be, the amount of any declared but unpaid dividends with respect to the Class ”F” shares.

Insufficient assets

If the assets of the Corporation are insufficient in order to pay to the holders of Class ”F” shares the entire amount to which they are entitled in accordance with the above, such assets shall be divided proportionally among them according to the number of Class ”F” shares which they hold.

(3)                                 No right to additional share in profits.  Class ”F” shares shall not confer any other right to share in the property, in the profits or in the surplus assets of the Corporation.

(4)                                 No right to vote.  Subject to the provisions of the Canada Business Corporations Act, holders of Class ”F” shares shall not be entitled, in that capacity alone, to vote at meetings of the shareholders of the Corporation, to attend same or to receive notice thereof.

(5)                                 Holder’s right to retract shares.  Subject to the provisions of subsection 36(2) of the Canada Business Corporations Act, each holder of Class ”F” shares, at any time and in his or her discretion, shall be entitled, upon written notice, to retract, and to require the Corporation to redeem, all or part of his or her shares, at a price equal to their

“retraction value”, to which value shall be added, as the case may be, the amount of any declared but unpaid dividends with respect to the Class ”F” shares.  The retraction shall follow the procedure outlined in section (C) of Part II below.

(a)                                  Retraction value

The “retraction value” shall be the amount added, in respect of these shares, to the stated capital account maintained for the Class ”F” shares, to which amount shall be added a premium equal to the amount by which the fair market value of the consideration received by the Corporation at the time of the issue of these Class ”F” shares shall exceed the aggregate of:

(i)            the amount added, in respect of these shares, to the stated capital account maintained for the Class ”F” shares; and

(ii)           the fair market value of any property, other than a Class ”F” share, given by the Corporation as payment for this consideration.

(b)                                 Determination of the fair market value of the consideration

At the time of the issue of the Class ”F” shares, the Corporation and each subscriber of Class ”F” shares, by way of a method deemed to be fair and reasonable, shall determine jointly and in good faith, the fair market value of each of the properties included in the consideration received by the Corporation at the time of the issue of these Class ”F” shares.

(c)                                  Adjustment of the premium in the event of a challenge by the Revenue Department

In the event of a disagreement by the Department of National Revenue or by the “Ministère du Revenue du Québec”, or by both, as to the determination of the fair market value of one or more of the properties included in the consideration received by the Corporation at the time of the issue of the Class ”F” shares, the applicable departmental determination shall prevail.  The amount of the premium relating to the retraction of the Class ”F” shares shall be adjusted accordingly, provided the Department in question shall afford the Corporation and each holder of Class ”F” shares, or, in the event of a retraction of all the shares, the Corporation and each former holder of Class ”F” shares, the opportunity of challenging the departmental determination before the Department or before the courts.  Where the federal determination differs from the provincial determination, the lesser of the determinations made according to an uncontested assessment or to a final court decision, as the case may be, shall be retained.

(6)                                 Right to purchase shares by mutual agreement.  Subject to the provisions of subsections 34(2) and 35(3) of the Canada Business Corporations Act, the Corporation, at any time, if it deems it advisable to do so, without notice and without regard to the other classes of shares, may purchase or otherwise acquire by mutual agreement and at the best possible price, all or part of the issued and outstanding Class ”F” shares.  However, this purchase price in no way shall exceed the retraction value referred to in subsection (5) above or the realizable value of the net assets of the Corporation.

G)                                   CLASS ”G” PREFERRED SHARES:  The number of Class ”G” shares shall be unlimited and the consideration, added to the stated capital account maintained for these shares, shall also be unlimited; the following rights, privileges, restrictions and conditions shall attach thereto:

(1)                                 Dividends.  When the Corporation shall declare dividends, each holder of Class ”G” shares shall be entitled to receive, to the extent of the dividends declared, prior to the holders of Class ”A”, “B”, “H” and “I” shares, but subsequent to the holders of Class ”D”, “E” and “F” shares, and from the funds declared for the payment of dividends, a maximum annual, preferential and non-cumulative dividend based on the prime lending rate of the banking or financial institution of the Corporation at the date of declaration of the dividend, plus one per cent (1%), as applied to the “retraction value” of the Class ”G” shares, as defined in subsection (5) below.  It shall be incumbent on the directors to determine the date, the time and the terms or manner of payment thereof.

(2)                                 Repayment.  If, for any reason, and, in particular, in the event of a dissolution or of a voluntary or involuntary winding-up or liquidation, there is a distribution, in whole or in part, of the property or assets of the Corporation to the holders of its shares, each holder of Class ”G” shares shall be entitled, prior to the holders of Class ”A”, “B”, “H” and “I” shares, but subsequent to the holders of Class ”C”, “D”, “E” and “F” shares, to payment of the “retraction value” with respect to the Class ”G” shares, as defined in subsection (5) below, to which value shall be added, as the case may be, the amount of any declared but unpaid dividends with respect to the Class ”G” shares.

Insufficient assets

If the assets of the Corporation are insufficient in order to pay to the holders of Class ”G” shares the entire amount to which they are entitled in accordance with the above, such assets shall be divided proportionally among them according to the number of Class ”G” shares which they hold.

(3)                                 No right to additional share in profits.  Class ”G” shares shall not confer any other right to share in the property, in the profits or in the surplus assets of the Corporation.

(4)                                 No right to vote.  Subject to the provisions of the Canada Business Corporations Act, holders of Class ”G” shares shall not be entitled, in that capacity alone, to vote at meetings of the shareholders of the Corporation, to attend same or to receive notice thereof.

(5)                                 Holder’s right to retract shares.  Subject to the provisions of subsection 36(2) of the Canada Business Corporations Act, each holder of Class ”G” shares, at any time and in his or her discretion, shall be entitled, upon written notice, to retract, and to require the Corporation to redeem, all or part of his or her shares, at a price equal to their “retraction value”, to which value shall be added, as the case may be, the amount of any declared but unpaid dividends with respect to the Class ”G” shares.  The retraction shall follow the procedure outlined in section (C) of Part II below.

(a)                                  Retraction value

The “retraction value” shall be the amount added; in respect of these shares, to the stated capital account maintained for the Class ”G” shares, to which amount shall be added a premium equal to the amount by which the fair market value of the consideration received by the Corporation at the time of the issue of these Class ”G” shares shall exceed the aggregate of:

(i)                                     the amount added, in respect of these shares, to the stated capital account maintained for the Class ”G” shares; and

(ii)                                  the fair market value of any property, other than a Class ”G” share, given by the Corporation as payment for this consideration.

(b)                                 Determination of the fair market value of the consideration

At the time of the issue of the Class ”G” shares, the Corporation and each subscriber of Class ”G” shares, by way of a method deemed to be fair and reasonable, shall determine jointly and in good faith, the fair market value of each of the properties included in the consideration received by the Corporation at the time of the issue of these Class ”G” shares.

(c)                                  Adjustment of the premium in the event of a challenge by the Revenue Department

In the event of a disagreement by the Department of National Revenue or by the “Ministère du Revenue du Québec”, or by both, as to the determination of the fair market value of one or more of the properties included in the consideration received by the Corporation at the time of the issue of the Class ”G” shares, the applicable departmental determination shall prevail.  The amount of the premium relating to the retraction of the Class ”G” shares shall be adjusted accordingly, provided the Department in question shall afford the Corporation and each holder of Class ”G” shares, or, in the event of a retraction of all the shares, the Corporation and each former holder of Class ”G” shares, the opportunity of challenging the departmental determination before the Department or before the courts.  Where the federal determination differs from the provincial determination, the lesser of the determinations made according to an uncontested assessment or to a final court decision, as the case may be, shall be retained.

(6)                                 Right to purchase shares by mutual agreement.  Subject to the provisions of subsections 34(2) and 35(3) of the Canada Business Corporations Act, the Corporation, at any time, if it deems it advisable to do so, without notice and without regard to the other classes of shares, may purchase or otherwise acquire by mutual agreement and at the best possible price, all or part of the issued and outstanding Class ”G” shares.  However, this purchase price in no way shall exceed the retraction value referred to in subsection (5) above or the realizable value of the net assets of the Corporation.

H)                                   CLASS ”H” PREFERRED SHARES:  The number of Class ”H” shares shall be unlimited and the consideration, added to the stated capital account maintained for these shares, shall also be unlimited; the following rights, privileges, restrictions and conditions shall attach thereto:

(1)                                 Dividends.  When the Corporation shall declare dividends, each holder of Class ”H” shares shall be entitled to receive, to the extent of the dividends declared, prior to the holders of Class ”A”, “B” and “I” shares, but subsequent to the holders of Class ”D”, “E”, “F” and “G” shares, and from the funds declared for the payment of dividends, a maximum annual, preferential and non-cumulative dividend of eight percent (8%) per year, computed on the basis of the amount added, in respect of these shares, to the stated capital account maintained for the Class ”H” shares, and it shall be incumbent on the directors to determine the date, the time and the terms or manner of payment thereof.

(2)                                 Repayment.  If, for any reason, and, in particular, in the event of a dissolution or of a voluntary or involuntary winding-up or liquidation, there is a distribution, in whole or in part, of the property or assets of the Corporation to the holders of its shares, each holder of Class ”H” shares shall be entitled, prior to the holders of Class ”A”, “B” and “I” shares, but subsequent to the holders of Class ”C”, “D”, “E”, “F” and “G” shares, to repayment of the amount added, in respect of these shares, to the stated capital account maintained for the Class ”H” shares, to which amount shall be added, as the case may be, the amount of any declared but unpaid dividends with respect to the Class ”H” shares.

Insufficient assets

If the assets of the Corporation are insufficient in order to pay to the holders of Class ”H” shares the entire amount to which they are entitled in accordance with the above, such assets shall be divided proportionally among them according to the number of Class ”H” shares which they hold.

(3)                                 No right to additional share in profits.  Class ”H” shares shall not confer any other right to share in the property, in the profits or in the surplus assets of the Corporation.

(4)                                 No right to vote.  Subject to the provisions of the Canada Business Corporations Act, holders of Class ”H” shares shall not be entitled, in that capacity alone, to vote at meetings of the shareholders of the Corporation, to attend same or to receive notice thereof.

(5)                                 Holder’s right to retract shares.  Subject to the provisions of subsection 36(2) of the Canada Business Corporations Act, each holder of Class ”H” shares, at any time and in his or her discretion, shall be entitled, upon written notice, to retract, and to require the Corporation to redeem, all or part of his or her shares, at a price equal to the amount added, in respect of these shares, to the stated capital account maintained for the Class ”H” shares, to which amount shall be added, as the case may be, the amount of any declared but unpaid dividends with respect to the Class ”H” shares.  The retraction shall follow the procedure outlined in Section (C) of Part II below.

(6)                                 Right to purchase shares by mutual agreement.  Subject to the provisions of subsections 34(2)and 35(3) of the Canada Business Corporations Act, the Corporation, at

any time, if it deems it advisable to do so, without notice and without regard to the other classes of shares, may purchase or otherwise acquire by mutual agreement and at the best possible price, all or part of the issued and outstanding Class ”H” shares.

I)                                        CLASS ”I” PREFERRED SHARES:  The number of Class ”I” shares shall be unlimited and the consideration, added to the stated capital account maintained for these shares, shall also be unlimited; the following rights, privileges, restrictions and conditions shall attach thereto:

(1)                                 Dividends.  When the Corporation shall declare dividends, each holder of Class ”I” shares shall be entitled to receive, to the extent of the dividends declared, prior to the holders of Class ”A” and “B” shares, but subsequent to the holders of Class ”D”, “E”, “F”, “G” and “H” shares, and from the funds declared for the payment of dividends, a maximum annual, preferential and non-cumulative dividend of eight percent (8%) per year, computed on the basis of the amount added, in respect of these shares, to the stated capital account maintained for the Class ”I” shares, and it shall be incumbent on the directors to determine the date, the time and the terms or manner of payment thereof.

(2)                                 Repayment.  If, for any reason, and, in particular, in the event of a dissolution or of a voluntary or involuntary winding-up or liquidation, there is a distribution, in whole or in part, of the property or assets of the Corporation to the holders of its shares, each holder of Class ”I” shares shall be entitled, prior to the holders of Class ”A” and “B” shares, but subsequent to the holders of Class ”C”, “D”, “E”, “F”, “G” and “H” shares, to repayment of the amount added, in respect of these shares, to the stated capital account maintained for the Class ”I”‘ shares, to which amount shall be added, as the case may be, the amount of any declared but unpaid dividends with respect to the Class ”I” shares.

Insufficient assets

If the assets of the Corporation are insufficient in order to pay to the holders of Class ”I” shares the entire amount to which they are entitled in accordance with the above, such assets shall be divided proportionally among them according to the number of Class ”I” shares which they hold.

(3)                                 No right to additional share in profits.  Class ”I” shares shall not confer any other right to share in the property, in the profits or in the surplus assets of the Corporation.

(4)                                 No right to vote.  Subject to the provisions of the Canada Business Corporations Act, holders of Class ”I” shares shall not be entitled, in that capacity alone, to vote at meetings of the shareholders of the Corporation, to attend same or to receive notice thereof.

(5)                                 Right of Corporation to unilaterally redeem shares.  Subject to the provisions of subsection 36(2) of the Canada Business Corporations Act, the Corporation, at any time, if it deems it advisable to do so and upon at least thirty (30) days’ written notice, shall be entitled to unilaterally redeem all or part of the Class ”I” shares, at a price equal to the amount added, in respect of these shares, to the stated capital account maintained for the Class ”I” shares, to which amount shall be added, as the case may be, the amount of any declared but unpaid dividends with respect to the Class ”I” shares.  The redemption shall follow the procedure outlined in section (D) of Part II below.

(6)                                 Right to purchase shares by mutual agreement.  Subject to the provisions of subsections 34(2) and 35(3) of the Canada Business Corporations Act, the Corporation, at any time, if it deems it advisable to do so, without notice and without regard to the other classes of shares, may purchase or otherwise acquire by mutual agreement and at the best possible price, all or part of the issued and outstanding Class ”I” shares.

PART II — EXERCISE OF CERTAIN RIGHTS

A)                                   RIGHT TO EXCHANGE SHARES

(1)                                 Exchange procedure.  Each holder of Class ”B” shares who wishes to avail himself or herself of his or her right to exchange his or her shares shall deliver to the registered office of the Corporation or to the office of its transfer agent a notice in writing indicating, the number of Class ”B” shares which he or she wishes to exchange as well as the date at which such exchange shall take place.  This notice shall be sent along with the certificate or certificates representing the Class ”B” shares which are to be exchanged and shall bear the signature of the person registered in the Corporate Records Book as being the holder of these Class ”B” shares or the signature of his or her duly authorized representative.  Upon receipt of this notice and of the certificate or certificates representing the Class ”B” shares which are to be exchanged, the Corporation shall draw up a certificate for the Class ”E” shares which it is issuing as consideration for the exchange.

(2)                                 Partial exchange.  If only part of the shares of the holder of Class ”B” shares is being exchanged, the Corporation shall, without charge, issue to him or her a new certificate representing his or her Class ”B” shares which have not been exchanged.

(3)                                 Amendment of the stated capital accounts.  In accordance with the provisions of the Canada Business Corporations Act, the Class ”B” shares so exchanged shall be automatically cancelled and shall automatically become Class ”E” shares at the date of their exchange and the Corporation shall amend accordingly the stated capital accounts maintained for the Class ”B” and “E” shares.

B)                                   AUTOMATIC REDEMPTION OF SHARES UPON DEATH OF THE HOLDER

(1)                                 Redemption procedure.  Upon receipt of the certificate or certificates representing the Class ”C” shares which are to be redeemed, and without regard to the other classes of shares, the Corporation shall proceed to automatically redeem the Class ”C” shares, and, provided it may legally do so, the Corporation shall have thirty (30) days from the date of death to pay to the heirs, legatees, liquidators or testamentary executors, transferees, mandataries or agents, legal representatives, successors, assigns or rightful claimants of the deceased shareholder a price equal to the amount added, in respect of these shares, to the stated capital account maintained for the Class ”C” shares.

(2)                                 Payment beyond the deadline.  If the provisions of subsection 36(2) of the Canada Business Corporations Act prevent it from paying the full redemption price to the heirs, legatees, liquidators or testamentary executors, transferees, mandataries or agents, legal representatives, successors, assigns or rightful claimants of the deceased shareholder within the time frame specified above, the Corporation shall pay a first installment of the redemption price within the thirty (30) day time limit, provided that it may legally do so, and it shall pay any unpaid balance as soon as it shall be legally able to do so.

(3)                                 Amendment of the stated capital account.  In accordance with the provisions of the Canada Business Corporations Act, the Class ”C” shares so redeemed upon death of the shareholder shall be automatically cancelled at the date of their redemption and the Corporation shall reduce accordingly the stated capital account maintained for the Class ”C” shares.

C)                                   HOLDER’S RIGHT TO RETRACT SHARES

(1)                                 Retraction procedure.  Each holder of Class ”D”, “E”, “F”, “G” or “H” shares, as the case may be, who wishes to avail himself or herself of his or her right to retract shares shall deliver to the registered office of the Corporation or to the office of its transfer agent a notice in writing indicating the number of shares of the applicable Class which are being retracted by the shareholder and which are to be redeemed by the Corporation as well as the date at which he or she wishes the retraction to take place.  This notice shall be sent along with the certificate or certificates representing the shares of the applicable Class which are being retracted by the shareholder and which are to be redeemed by the Corporation and shall bear the signature of the person registered in the Corporate Records Book as being the holder of these shares of the applicable Class or the signature of his or her duly authorized representative.  Upon receipt of this notice and of the certificate or certificates representing the shares of the applicable Class which are being retracted by the shareholder and which are to be redeemed by the Corporation, and without regard to the other classes of shares, the Corporation shall proceed to redeem the shares of the applicable Class and shall have thirty (30) days from the date of retraction to pay to the shareholder of the applicable Class, or, in the event of a retraction of all of the shares, to the former shareholder of the applicable Class, the retraction price of his or her shares.

(2)                                 Payment beyond the deadline.  If the provisions of subsection 36(2) of the Canada Business Corporations Act prevent it from paying the full retraction price to a shareholder or to a former shareholder within the time frame specified above, the Corporation shall pay a first instalment of the retraction price within the thirty (30) day time limit, provided that it may legally do so, and it shall pay any unpaid balance as soon as it shall be legally able to do so.

(3)                                 Partial retraction.  If only part of the shareholder’s issued and outstanding Class ”D’, “E”, “F”, “G” or “H” shares, as the case may be, is being retracted and redeemed, the Corporation shall, without charge, issue to the shareholder in question a new certificate representing his or her shares of this Class which have not been retracted and redeemed.

(4)                                 Amendment of the stated capital account.  In accordance with the provisions, of the Canada Business Corporations Act, the Class ”D”, “E”, “F”, “G” or “H” shares, as the case may be, so retracted by the shareholder and redeemed by the Corporation shall be automatically cancelled at the date of their retraction and redemption and the Corporation shall reduce accordingly the stated capital account maintained for the shares of the appropriate Class.

D)                                   RIGHT OF CORPORATION TO UNILATERALLY REDEEM SHARES

(1)                                 Redemption procedure.  When the Corporation plans to proceed with a redemption of Class ”I” shares, it shall, at least thirty (30) days prior to the date scheduled for such redemption, provide notice in writing of its intention to any holder of Class ”I” shares whose shares are to be redeemed and who is registered in the Corporate Records Book on the day when the notice is sent.  Such notice shall be sent by registered or certified mail to each shareholder so registered whose shares are to be redeemed, at his or her last-known address indicated in the Corporate Records Book.  The accidental failure or involuntary omission to give such notice to any shareholder shall not void the redemption with respect to the shares of any other shareholder who shall have received such notice.

(2)                                 Partial redemption.  If the Corporation proceeds to effect a partial redemption of the Class ”I” shares, this redemption shall be carried out proportionally to the number of issued and outstanding Class ”I” shares, regardless of fractional shares.  If only part of the shareholder’s issued and outstanding Class ”I” shares is being redeemed, the Corporation shall, without charge, issue to the Shareholder in question a new certificate representing his or her Class ”I” shares which have not been redeemed.

(3)                                 Contents of the notice.  The notice shall specify the price per share at which the redemption shall take place, the redemption date and, if the redemption applies only to part of the issued and outstanding Class ”I” shares, the number of shares which are to be redeemed.  The notice shall also indicate to any shareholder the date, the time and the place as well as the procedure to be followed for the surrender of the certificate or certificates representing the shares which are to be redeemed and for the payment of the redemption price.

(4)                                 Amendment of the stated capital account.  In accordance with the provisions of the Canada Business Corporations Act, the Class ”I” shares so redeemed unilaterally by the Corporation shall be automatically cancelled at the date of their redemption and the Corporation shall reduce accordingly the stated capital account maintained for the Class ”I” shares.

E)                                     RIGHT TO PURCHASE SHARES BY MUTUAL AGREEMENT

In accordance with the provisions of the Canada Business Corporations Act, the Class ”C”, “D”, “E”, “F”, “G”, “H” or “I” shares, as the case may be, purchased or otherwise acquired by mutual agreement shall be automatically cancelled at the date of their purchase or of their acquisition and the Corporation shall reduce accordingly the stated capital account maintained for the shares of the appropriate Class.

SCHEDULE B

pertaining to

RESTRICTIONS ON THE TRANSFER OF SHARES

CONSENT OF THE DIRECTORS OR OF THE SHAREHOLDERS

No share issued by the Corporation shall be transferred or assigned without the consent:

(a)                                  either of a majority of the directors, which consent shall be evidenced by a resolution of the Board of Directors or by one (1) or more documents signed by a majority of the directors;

(b)                                 or of a majority of the shareholders entitled to vote, which consent shall be evidenced by a resolution of these shareholders or by one (1) or more documents signed by a majority of these shareholders.

This consent, however, may validly be given after the transfer or assignment has been registered in the Corporate Records Book, in which case the transfer or assignment shall be valid and take effect retroactively upon the date on which the transfer or assignment was recorded.

SCHEDULE C

pertaining to

OTHER PROVISIONS

1.                                      CLOSED COMPANY

The Corporation shall be a “closed company” as defined within the meaning of section 5 of the Securities Act (R.S.Q., c. V-1.1) and, as such:

a)                                      the number of shareholders of the Corporation shall be limited to fifty (50), exclusive of present or former employees of the Corporation or of a subsidiary; two (2) or more persons who jointly hold one (l) or more shares shall be counted as one (1) shareholder; and

b)                                     any invitation to the public to subscribe for any securities shall be prohibited.

2.                                      BORROWING POWERS

In addition to the powers conferred by the articles, and without restricting the generality of the powers conferred upon the directors by section 189 of the Canada Business Corporations Act, R.S.C. 1985, c. C-44, the directors, if they see fit, and without having to obtain the authorization of the shareholders, may:

a)                                      borrow money on the credit of the Corporation;

b)                                     issue, reissue, sell or pledge debt obligations of the Corporation;

c)                                      give a guarantee on behalf of the Corporation to secure the performance of an obligation of any person;

d)                                     grant a hypothec or a mortgage, even a floating hypothec or charge, on a universality of property, movable or immovable, present, or future, corporeal or incorporeal, of the Corporation; and

e)                                      delegate one (1) or more of the above-mentioned powers to a director, to an Executive Committee, to a committee of the Board of Directors or to an officer of the Corporation.

3.                                      UNANIMOUS SHAREHOLDER AGREEMENT

Where, pursuant to the articles, a power, which is to be exercised by the Board of Directors, has been withdrawn from the authority of the directors in order to be assumed by the shareholders pursuant to a unanimous shareholder agreement according to section 146 of the Canada Business Corporations Act, any reference, in the articles, to the exercise of such power by the Board of Directors or by one (1) or more directors shall be read as a reference to an exercise of this power by the meeting of the shareholders pursuant to the unanimous shareholder agreement.